Exhibit 99.1

Andeavor Logistics Completes Acquisition of Western Refining Logistics and IDR Buy-In

SAN ANTONIO, TEXAS – October 30, 2017 – Andeavor Logistics LP (NYSE: ANDX) and Andeavor (NYSE: ANDV) today announced that Andeavor Logistics has completed its acquisition of Western Refining Logistics, LP (NYSE: WNRL) in a unit-for-unit transaction and assumption of $280 million of net debt for a total enterprise value of approximately $1.7 billion, based on Andeavor Logistics’ closing unit price of $45.90 on October 30, 2017. The strategic combination of the two companies further positions Andeavor Logistics as a growth-oriented, full-service and diversified midstream company with greater organic growth opportunities across the combined geographic footprint. As a result of this acquisition, Andeavor Logistics is well positioned to compete and grow organically in the highly attractive Permian Basin, principally in the Delaware basin where Andeavor and Andeavor Logistics have a strong logistics asset base, crude oil marketing capability and meaningful refining offtake.

Western Refining Logistics unitholders will receive the Andeavor Logistics quarterly cash distribution for the third quarter 2017 after they have exchanged their WNRL units for Andeavor Logistics units, but will not receive a separate quarterly cash distribution with respect to WNRL. The third quarter distribution will be paid November 14, 2017 to all Andeavor Logistics unitholders of record as of November 3, 2017. As previously announced on October 18, 2017, the distribution of $0.9852 per unit represents a 1.5% increase over the previous quarterly distribution.

Upon the closing of the merger between Andeavor Logistics and WNRL, Andeavor Logistics also issued 78.0 million of its common units to Andeavor in exchange for the cancellation of Andeavor Logistics’ incentive distribution rights and the conversion of its economic general partner interest into a non-economic general partner interest. Andeavor will continue to own the non-economic general partner interest in Andeavor Logistics and hold approximately 127 million Andeavor Logistics common units, representing approximately 59% of the common units outstanding. The 78.0 million Andeavor Logistics common units represent $3.6 billion in value based on Andeavor Logistics’ closing unit price of $45.90 on October 30, 2017. This financial repositioning enhances Andeavor Logistics’ capital structure, reduces the need for new public equity issuance and substantially reduces the cost of capital to support sustainable, long-term growth.

“We are excited about the completion of Andeavor Logistics’ acquisition of Western Refining Logistics and the IDR buy-in. These transactions reduce our cost of capital, improve our financial strength and position the business for continued strong growth,” said Greg Goff, Chairman and Chief Executive Officer of Andeavor, and Chief Executive Officer of Andeavor Logistics’ general partner. “These transactions also strengthen the credit profile of Andeavor Logistics and position it for an investment grade credit rating as well as create significant value for Andeavor shareholders and Andeavor Logistics unitholders.”

Andeavor Logistics continues to expect at least $1 billion of annual growth investments over the next several years consisting of at least $500 to $600 million in organic growth and acquisitions and the potential for $400 to $500 million in drop downs from Andeavor. Andeavor Logistics remains committed to achieving its targeted annual distribution growth of 6% or greater, distribution coverage ratio of approximately 1.1 times and debt-to-EBITDA at or below 4.0 times. As previously announced, Greg Goff will continue to serve as Chairman and Chief Executive Officer, and Steven Sterin will continue to serve as President and Chief Financial Officer of the general partner of Andeavor Logistics.

Andeavor Logistics also announced a transition in the board of directors of its general partner. Tom O’Connor gave notice that he will retire from the board of the general partner effective as of January 1, 2018. To succeed Mr. O’Connor, and to structure the board to lead the combined companies, Andeavor Logistics announced that Sigmund L. Cornelius and Ruth I. Dreessen will join the board effective as of January 1, 2018. This transition will bring the total number of directors on the board to eight.

“Tom O’Connor has been a strong leader and partner in our growth at Andeavor Logistics, and we are grateful for his leadership and valuable service,” said Goff. “We welcome Mr. Cornelius and Ms. Dreessen. Each has substantial skill and experience that strengthen our board and position it to successfully guide the combined companies going forward.”

Mr. Cornelius is President and Chief Operating Officer of Freeport LNG, L.P., a Texas-based owner and operator of a liquefied natural gas receiving and regasification terminal. Mr. Cornelius retired from ConocoPhillips in December 2010 after 30 years with the company, having served in many senior executive positions including most recently as Senior Vice President, Finance and Chief Financial Officer; Senior Vice President, Planning, Strategy and Corporate Affairs; President, Exploration and Production — Lower 48; President, Global Gas; and President, Lower 48, Latin America and Midstream. Mr. Cornelius currently serves on the boards of directors of Freeport LNG and CARBO Ceramics Inc. (NYSE: CRR), and previously served on the boards of Western Refining, Inc., DCP Midstream GP, LLC, USEC Inc., NiSource Inc., Columbia Pipeline Group, Inc. and Parallel Energy Trust.

Ms. Dreessen is Managing Director of Lion Chemical Partners, LLC, a private equity firm focused on the chemical and related industries. She previously served as Executive Vice President and Chief Financial Officer of TPC Group Inc., and as Senior Vice President, Chief Financial Officer and Director of Westlake Chemical Corporation. She spent 21 years at J.P. Morgan Securities and predecessor companies, ultimately as Managing Director of chemicals investment banking. Ms. Dreessen currently serves on the board of directors of Gevo, Inc. (NASDAQ: GEVO), as Chairperson, and previously served on the boards of Targa Resources, L.P., Versar, Inc., Georgia Gulf Corporation, Westlake Chemical Corporation and the Better Minerals & Aggregates Corporation (U.S. Silica Holding).

About Andeavor

Andeavor is a premier, highly integrated marketing, logistics and refining company. Andeavor’s retail-marketing system includes more than 3,100 retail stations marketed under multiple well-known fuel brands, including ARCO®, SUPERAMERICA®, Shell®, Exxon®, Mobil®, Tesoro®, USA Gasoline(TM) and Giant®. It also has ownership in Andeavor Logistics LP and its non-economic general partner. Andeavor operates 10 refineries with a combined capacity of approximately 1.2 million barrels per day in the mid-continent and western United States.

About Andeavor Logistics LP

Andeavor Logistics LP is a leading full-service logistics company operating primarily in the western and midcontinent regions of the United States. Andeavor Logistics owns and operates a network of crude oil, refined products and natural gas pipelines. Andeavor Logistics also owns and operates crude oil and refined products truck terminals, marine terminals and dedicated storage facilities. In addition, Andeavor Logistics owns and operates natural gas processing and fractionation complexes. Andeavor Logistics is a fee-based, growth oriented Delaware limited partnership formed by Andeavor.

Forward Looking Statements

This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements, which involve risks, uncertainties and assumptions that are difficult to predict. These statements are not guarantees of future performance and actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement. The factors that might affect Andeavor’s or Andeavor Logistics’ performance include, but are not limited to: the business environment and industry trends; conditions in global financial markets; domestic and international economic conditions; Andeavor Logistics’ ability to realize the anticipated benefits of the acquisition of WNRL within the expected time frame; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; the risk that the combined company may not buy back shares and the risk that any future distribution that Andeavor Logistics may issue may be different than expected. These factors are difficult to predict and are beyond Andeavor Logistics’ or Andeavor’s control, including those detailed in Andeavor Logistics’ annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and registration statement on Form S-4 (Reg. No. 333-220088) filed with the SEC on August 22, 2017, as amended, available on its website at http://andeavorlogistics.com/ and on the SEC’s website at http://www.sec.gov, and those detailed in Andeavor’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, available on its website at http://andeavor.com and on the SEC’s website at http://www.sec.gov. Andeavor Logistics’ and Andeavor’s forward-looking statements are based on assumptions that Andeavor Logistics and Andeavor believe to be reasonable but that may not prove to be accurate. Andeavor Logistics and Andeavor undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Investors:

Andeavor: Brian Randecker, Investor Relations, (210) 626-4757

Andeavor Logistics LP: Andrew Woodward, Sr. Director, Finance and Investor Relations, (210) 626-7202

Media:

Andeavor Media Relations, media@andeavor.com, (210) 626-7702